MARQETA REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS
The global modern card issuer reported Total Processing Volume growth of 36%
and Gross Profit growth of 22% in the fourth quarter of 2025.

OAKLAND, Calif. – February 24, 2026 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the fourth quarter and full year ended December 31, 2025.
For the quarter ended December 31, 2025, the Company reported Total Processing Volume (TPV) of $109 billion, representing a 36% year-over-year increase. Marqeta reported Q4 Net Revenue of $172 million and Gross Profit of $120 million, representing year-over-year increases of 27% and 22%, respectively. Q4 GAAP Net Loss was $1 million and Adjusted EBITDA was $31 million.
For the full year 2025, TPV was $383 billion, an annual increase of 31%. Marqeta reported 2025 Net Revenue of $625 million and Gross Profit of $437 million, representing year-over-year increases of 23% and 24%, respectively. The Company reported 2025 GAAP Net Loss of $14 million and Adjusted EBITDA of $110 million.
"In 2025, the business delivered outstanding growth and increased EBITDA by deepening existing customer relationships and developing new ones through geographic, use case, and solution expansion," said Mike Milotich, CEO at Marqeta. "As we start 2026, our leadership and expertise in powering innovative offerings with our differentiated end-to-end platform positions us well to expand our reach and deepen engagement as the market evolves toward modern, multinational processors operating at scale."
Marqeta highlighted several recent updates that demonstrate business momentum:
•Marqeta enabled a use case for Uber, a long-standing customer, for UK drivers to have easy, free and instantaneous access to their funds, along with access to a high-yield savings account and rewards. This program showcases Marqeta's breadth and depth of its offering with an end-to-end solution across the full spectrum of program management, banking and money movement, processing, fraud monitoring, and Real-Time Decisioning.
•Four Technologies, a BNPL provider, selected Marqeta for its established portfolio and will move from another processor due to Marqeta’s tech forward offering and proven track record enabling innovation at scale.
•Marqeta continues to expand its value-added services offerings, onboarding the first customer to an enhanced version of its Real-Time Decisioning product, using artificial intelligence and machine learning capabilities for real-time risk evaluation during the transaction authorization process.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2025	2024		2025	2024
Financial metrics:
Net Revenue	$172,113	$135,790	27%	$624,884	$506,995	23%
Gross Profit	$119,975	$98,202	22%	$437,272	$351,849	24%
Gross Margin	70%	72%	(2) ppts	70%	69%	1 ppts
Total Operating Expenses	$128,269	$135,628	(5%)	$483,702	$376,315	29%
Net (Loss) Income	$(1,394)	$(27,119)	95%	$(13,925)	$27,287	(151%)
Net (Loss) Income Margin	(1%)	(20%)	19 ppts	(2%)	5%	(7) ppts
Net (Loss) Income Per Share - Basic and Diluted	$0.00	$(0.05)	100%	$(0.03)	$0.05	(160%)
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$108,694	$79,913	36%	$382,513	$291,105	31%
Adjusted EBITDA [2]	$30,677	$12,663	142%	$109,578	$29,093	277%
Adjusted EBITDA Margin [2]	18%	9%	9 ppts	18%	6%	12 ppts
Adjusted Operating Expenses [2]	$89,298	$85,539	4%	$327,694	$322,756	2%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses, and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted operating expenses and the reconciliations of the net (loss) income to Adjusted EBITDA, and of the total operating expenses to Adjusted operating expenses.

Fourth Quarter 2025 Financial Results:
•TPV increased by 36% year-over-year, from $80 billion for the quarter ended December 31, 2024, to $109 billion for the quarter ended December 31, 2025.
•Net Revenue of $172 million increased by $36 million, or 27% year-over-year.
•Gross Profit increased by 22% year-over-year to $120 million, from $98 million in the fourth quarter of 2024, primarily due to TPV growth, net of 5 percentage points of headwind due to the revised accounting policy for estimating and recognizing Card Network Incentives, effective as of the second quarter of 2025. Gross margin was 70% in the fourth quarter of 2025.
•Net Loss decreased by $26 million, or 95%, year-over-year to $1 million in the fourth quarter of 2025, primarily due to Gross Profit growth and improved operating efficiency.
•Adjusted EBITDA in the fourth quarter of 2025 was $31 million, an increase of $18 million year-over-year.
Full Year 2025 Financial Results:
•TPV increased by 31% year-over-year, from $291 billion in 2024, to $383 billion in 2025.
•Net Revenue of $625 million, increased by $118 million, or 23% year-over-year, primarily driven by increased volumes, partially offset by unfavorable mix due to faster growth of card programs where we provide processing services with minimal or no program management.
•Gross Profit increased by 24% year-over-year to $437 million in 2025, from $352 million in 2024, primarily due to TPV growth. Gross margin was 70% for the year ended December 31, 2025.
•Net Loss of $14 million in 2025 compared to net income of $27 million in 2024. The change was primarily driven by the $145 million one-time reversal of share-based compensation recognized in 2024 related to the forfeiture of the Executive Chairman Long-Term Performance Award, as well as increases in gross profit growth and operating efficiency.
•Adjusted EBITDA for the year ended December 31, 2025 was $110 million, an $80 million year-over-year improvement.

Financial Guidance
The following summarizes Marqeta's guidance for the first quarter and full year of 2026:

	First Quarter 2026	Full Year 2026
Net Revenue Growth	17 - 19%	12 - 14%
Gross Profit Growth	17 - 19%	10 - 12%
Adjusted EBITDA Growth (1)	45 - 50%	Mid 20s
(1) Adjusted EBITDA Growth represents the year-over-year percentage change in Adjusted EBITDA. See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until March 10, 2026, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13757849.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly and annual guidance; statements regarding Marqeta’s customers and their plans to onboard Marqeta's offerings; statements regarding Marqeta's new product introductions and product capabilities; statements regarding Marqeta's leadership and ability to deliver innovative end-to-end solutions and opportunities with fintech, enterprise, and embedded finance customers; and statements made by Marqeta’s Chief Executive Officer. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing; the risk that Marqeta's platform does not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solutions will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape could adversely affect Marqeta's operations and revenues; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify, close and recognize the anticipated benefits of any acquisition, including TransactPay; the risk that Marqeta is unable to successfully integrate any acquisition, including TransactPay, to businesses and related operations; the risk of general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war; and the risk that Marqeta may be subject to additional risks due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition, and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2024, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.
Disclosure Information

Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services, and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta X feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta makes it possible for companies to build and embed financial services into their branded experience—and unlock new ways to grow their business and delight users. The Marqeta platform puts businesses in control of building financial solutions, enabling them to turn real-time data into personalized, optimized solutions for everything from consumer loyalty to capital efficiency. With compliance and security built-in, Marqeta’s platform has been proven at scale, processing nearly $400 billion in annual payments volume in 2025. Marqeta is certified to operate in more than 40 countries worldwide and counting. Visit www.marqeta.com to learn more.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Revenue	$172,113	$135,790	$624,884	$506,995
Costs of Revenue	52,138	37,588	187,612	155,146
Gross Profit	119,975	98,202	437,272	351,849
Operating Expenses (Benefit):
Compensation and benefits	88,089	98,475	340,419	397,595
Technology	17,150	15,855	65,005	60,059
Professional services	6,447	6,620	21,879	20,057
Occupancy	948	2,519	3,766	5,995
Depreciation and amortization	8,160	5,519	27,163	17,460
Marketing and advertising	2,998	1,298	5,073	2,986
Other operating expenses	4,477	5,342	20,397	16,780
Executive chairman long-term performance award	—	—	—	(144,617)
Total Operating Expenses	128,269	135,628	483,702	376,315
Loss from operations	(8,294)	(37,426)	(46,430)	(24,466)
Other income, net	6,557	10,701	33,101	52,546
(Loss) income before income tax expense	(1,737)	(26,725)	(13,329)	28,080
Income tax (benefit) expense	(343)	394	596	793
Net (Loss) Income	$(1,394)	$(27,119)	$(13,925)	$27,287
Net (loss) income per share attributable to common stockholders, basic	$0.00	$(0.05)	$(0.03)	$0.05
Net (loss) income per share attributable to common stockholders, diluted	$0.00	$(0.05)	$(0.03)	$0.05
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, basic	438,056	502,929	462,168	511,065
Weighted-average shares used in computing net (loss) income per share attributable to common stockholders, diluted	438,056	502,929	462,168	518,845

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$709,443	$923,016
Restricted cash	307,593	8,500
Short-term investments	62,483	179,409
Accounts receivable, net	41,422	29,988
Settlements receivable, net	18,037	16,203
Network incentives receivable	61,059	66,776
Prepaid expenses and other current assets	35,278	25,405
Total current assets	1,235,315	1,249,297
Operating lease right-of-use assets, net	8,275	2,712
Property and equipment, net	59,910	37,523
Intangible assets, net	51,388	29,774
Goodwill	154,706	123,523
Other assets	15,439	20,375
Total assets	$1,525,033	$1,463,204
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,847	$527
Revenue share payable	224,526	193,399
Funds payable and amounts due to customers	306,891	—
Accrued expenses and other current liabilities	215,793	177,059
Total current liabilities	749,057	370,985
Operating lease liabilities, net of current portion	5,535	870
Other liabilities	8,484	6,331
Total liabilities	763,076	378,186
Stockholders' equity:
Common stock	43	50
Additional paid-in capital	1,572,238	1,883,190
Accumulated other comprehensive income (loss)	1,509	(314)
Accumulated deficit	(811,833)	(797,908)
Total stockholders’ equity	761,957	1,085,018
Total liabilities and stockholders' equity	$1,525,033	$1,463,204

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(13,925)	$27,287
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share-based compensation expense	104,788	136,562
Depreciation and amortization	27,163	17,460
Non-cash operating leases expense	2,266	1,756
Amortization of premium on short-term investments	(755)	(3,232)
Executive chairman long-term performance award	—	(144,617)
Other	558	1,669
Changes in operating assets and liabilities:
Accounts receivable	(8,864)	(11,202)
Settlements receivable	(1,834)	13,719
Network incentives receivable	5,717	(12,969)
Prepaid expenses and other assets	(2,092)	462
Accounts payable	(81)	(350)
Revenue share payable	31,127	19,754
Accrued expenses and other liabilities	22,710	15,112
Operating lease liabilities	(4,155)	(3,241)
Net cash provided by operating activities	162,623	58,170
Cash flows from investing activities:
Restricted cash acquired in business combination	229,650	—
Maturities of short-term investments	120,885	92,000
Cash paid for business acquisition, net of cash acquired	(45,663)	—
Capitalization of internal-use software	(28,425)	(18,794)
Purchases of short-term investments	(3,501)	—
Purchases of property and equipment	(1,835)	(2,418)
Net cash provided by investing activities	271,111	70,788
Cash flows from financing activities:
Repurchase of common stock	(391,366)	(154,425)
Taxes paid related to net share settlement of restricted stock units	(36,973)	(35,407)
Change in funds payable and amounts due to customers	77,256	—
Proceeds from shares issued in connection with employee stock purchase plan	2,101	2,715
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	1,663	203
Net cash used in financing activities	(347,319)	(186,914)
Increase (decrease) in cash, cash equivalents, and restricted cash	86,415	(57,956)
Cash, cash equivalents, and restricted cash - Beginning of period	931,516	989,472
Cash, cash equivalents, and restricted cash - End of period	$1,017,931	$931,516

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2025	2024	Year over Year Change - Q4'25 vs Q4'24
Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating performance:
Net Revenue	$172,113	$163,306	$150,392	$139,073	$135,790	27%
Costs of Revenue	52,138	48,749	46,331	40,394	37,588	39%
Gross Profit	119,975	114,557	104,061	98,679	98,202	22%
Gross Margin	70%	70%	69%	71%	72%	(2)	ppts
Operating Expenses:
Compensation and benefits	88,089	84,871	81,409	86,050	98,475	(11%)
Technology	17,150	16,942	16,102	14,811	15,855	8%
Professional services	6,447	5,518	4,219	5,695	6,620	(3%)
Occupancy and equipment	948	1,058	843	917	2,519	(62%)
Depreciation and amortization	8,160	7,019	6,653	5,331	5,519	48%
Marketing and advertising	2,998	895	711	469	1,298	131%
Other operating expenses	4,477	8,624	3,352	3,944	5,342	(16%)
Total Operating Expenses	128,269	124,927	113,289	117,217	135,628	(5%)
Loss from Operations	(8,294)	(10,370)	(9,228)	(18,538)	(37,426)	78%
Other income, net	6,557	7,244	8,787	10,513	10,701	(39%)
Loss before income tax	(1,737)	(3,126)	(441)	(8,025)	(26,725)	94%
Income tax (benefit) expense	(343)	498	206	235	394	(187%)
Net Loss	$(1,394)	$(3,624)	$(647)	$(8,260)	$(27,119)	95%
Loss per share - basic and diluted	$0.00	$(0.01)	$0.00	$(0.02)	$(0.05)	100%
TPV (in millions)	$108,694	$97,962	$91,386	$84,472	$79,913	36%
Adjusted EBITDA	$30,677	$30,310	$28,509	$20,081	$12,663	142%
Adjusted EBITDA Margin	18%	19%	19%	14%	9%	9	ppts
Financial condition:
Cash and cash equivalents	$709,443	$747,248	$732,722	$830,897	$923,016	(23%)
Restricted cash(1)	$308,488	$235,413	$8,500	$8,500	$8,500	3529%
Short-term investments	$62,483	$83,212	$88,865	$157,540	$179,409	(65%)
Total assets	$1,525,033	$1,488,430	$1,214,590	$1,349,627	$1,463,204	4%
Total liabilities	$763,076	$649,201	$371,157	$362,367	$378,186	102%
Total stockholders' equity	$761,957	$839,229	$843,433	$987,260	$1,085,018	(30%)
(1) Restricted cash as of December 31, 2025 and September 30, 2025, consists primarily of customer funds held by TransactPay in segregated accounts in connection with its program management activities for card and e-money wallet programs amounting to $306.9 million and $233.9 million, respectively. As of December 31, 2025, September 30, 2025 and June 30, 2025, restricted cash also includes $0.9 million classified within Other assets on our Consolidated Balance Sheets.
ppts - percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses as supplemental measures of the Company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which primarily consists of interest income from our short-term investments and cash deposit, and realized foreign currency gains and losses. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. Adjusted EBITDA Margin based on Gross Profit is calculated as Adjusted EBITDA divided by Gross Profit, and Net Income (Loss) Margin based on Gross Profit is calculated as Net Income (Loss) divided by Gross Profit. These measures are used by management and our board of directors to evaluate our operating efficiency.
We define Adjusted operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring and other one-time costs; non-recurring litigation expense; and acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that Adjusted operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Growth, Adjusted EBITDA Margin, Adjusted EBITDA Margin based on Gross Profit, Net Income (Loss) Margin based on Gross Profit, and Adjusted operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the Company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP Net Revenue	$172,113	$135,790	$624,884	$506,995
GAAP Gross Profit	$119,975	$98,202	$437,272	$351,849
GAAP Net (Loss) Income	$(1,394)	$(27,119)	$(13,925)	$27,287
GAAP Net (Loss) Income Margin - % of Net Revenue	(1%)	(20%)	(2%)	5%
GAAP Net (Loss) Income Margin - % of Gross Profit	(1%)	(28%)	(3%)	8%
GAAP Total Operating Expenses	$128,269	$135,628	$483,702	$376,315

Net (Loss) Income	$(1,394)	$(27,119)	$(13,925)	$27,287
Share-based compensation expense (1)	26,099	33,304	104,788	136,562
Depreciation and amortization expense	8,160	5,519	27,163	17,460
Restructuring and other one-time costs (2)	2,259	—	7,840	—
Acquisition-related expenses (1)	2,120	11,003	9,437	41,584
Payroll tax expense related to share-based compensation	333	263	2,483	2,570
Non-recurring litigation expense (3)	—	—	4,297	—
Executive chairman long-term performance award (1)	—	—	—	(144,617)
Other income, net	(6,557)	(10,701)	(33,101)	(52,546)
Income tax (benefit) expense	(343)	394	596	793
Adjusted EBITDA	$30,677	$12,663	$109,578	$29,093
Adjusted EBITDA Margin - % of Net Revenue	18%	9%	18%	6%
Adjusted EBITDA Margin - % of Gross Profit	26%	13%	25%	8%

GAAP Total Operating Expenses	$128,269	$135,628	$483,702	$376,315
Share-based compensation expense	(26,099)	(33,304)	(104,788)	(136,562)
Depreciation and amortization expense	(8,160)	(5,519)	(27,163)	(17,460)
Acquisition-related expenses (1)	(2,120)	(11,003)	(9,437)	(41,584)
Payroll tax expense related to share-based compensation	(333)	(263)	(2,483)	(2,570)
Restructuring and other one-time costs (2)	(2,259)	—	(7,840)	—
Non-recurring litigation expense (3)	—	—	(4,297)	—
Executive chairman long-term performance award	—	—	—	144,617
Adjusted Operating Expenses	$89,298	$85,539	$327,694	$322,756
_______________
(1) Acquisition-related expenses, including transaction costs, integration costs, and cash and non-cash postcombination compensation expenses, are excluded from Adjusted EBITDA. These expenses are specific to a discrete transaction and do not reflect our ongoing core operations or the recurring expenses required to sustain and operate our business.
(2) Restructuring and other one-time costs include the costs related to the CEO transition and one-time retention bonuses provided to other key employees. These bonuses have service requirements and are expensed over the requisite service period.
(3) Non-recurring litigation expense includes a legal contingency expense recognized in the third quarter of 2025 related to a class action securities litigation.
A reconciliation of Adjusted EBITDA Growth to the comparable GAAP measure for the first quarter and full year of 2026 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.